KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1996

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN



INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
------------------------------------------------------------------------------
                                                                       PAGE
   REPORT OF INDEPENDENT ACCOUNTANTS                                      1


   FINANCIAL STATEMENTS AS OF OCTOBER 31, 1996
    AND 1995 AND FOR THE YEARS THEN ENDED:

    Statement of assets available for benefits, with fund information   2-3

    Statement of changes in assets available for benefits, with
      fund information                                                  4-5

    Notes to financial statements                                      6-10

   ADDITIONAL INFORMATION:

    Item 27a - Schedule of assets held for investment
      purposes - October 31, 1996                                        11

    Item 27b - Schedule of loans or fixed income obligations -
      October 31, 1996                                                12-16

    Item 27d - Schedule of reportable transactions -
      year ended October 31, 1996                                        17

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the ERISA Finance Committee
and Participants of the Kellogg Company
Salaried Savings and Investment Plan


In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Kellogg Company Salaried Savings and Investment Plan at October 31, 1996 and 1995, and the changes in assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 11 - 17 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 11, 1997

KELLOGG COMPANY SALARIED                                                       2
SAVINGS AND INVESTMENT PLAN



STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1996


                                                                             FIXED                    COMPANY
                                                     LOAN        BOND        INCOME       EQUITY       STOCK
                                        TOTAL        FUND        FUND         FUND         FUND        FUND
                                        -----       -----        ----        ------       ------      -------
ASSETS:
Receivables:
  Employer contributions            $    372,162  $        -  $  14,708   $    120,899  $   125,311  $   111,244
  Employee contributions                   3,296                                 3,296
  Interest                                19,702                                19,702
                                    ------------  ----------  ----------  ------------  -----------  -----------
     Total receivables                   395,160                  14,708       143,897      125,311      111,244
                                    ------------  ----------  ----------  ------------  -----------  -----------

Investments:
  Plan's interest in Master Trust    130,008,126               9,333,237                 84,379,931   36,294,958
  Interfund borrowings                                                        (16,615)       16,615
  Guaranteed investment contracts    262,368,944                           262,368,944
  Loans to participants                4,650,237   4,650,237
  TBC Pooled Funds Daily Liquidity     5,386,548                             5,386,548
                                    ------------  ----------  ----------  ------------  -----------  -----------
     Total investments               402,413,855   4,650,237   9,333,237   267,738,877   84,396,546   36,294,958
                                    ------------  ----------  ----------  ------------  -----------  -----------
Assets available for benefits       $402,809,015  $4,650,237  $9,347,945  $267,882,774  $84,521,857  $36,406,202
                                    ============  ==========  ==========  ============  ===========  ===========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       3
SAVINGS AND INVESTMENT PLAN


STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1995
---------------------------------------------------------------------------------------------------------------



                                                                              FIXED                   COMPANY
                                                     LOAN        BOND        INCOME       EQUITY       STOCK
                                        TOTAL        FUND        FUND          FUND        FUND        FUND
                                        ----         ----        ----        ------       ------      -----
ASSETS:
Receivables:
  Employer contributions            $    390,747  $        -  $   14,036  $    162,153  $    85,646  $   128,912
  Employee contributions                     742                                   742
  Interest                                   329                                   329
                                    ------------  ----------  ----------  ------------  -----------  -----------
     Total receivables                   391,818                  14,036       163,224       85,646      128,912
                                    ------------  ----------  ----------  ------------  -----------  -----------

Investments:
  Plan's interest in Master Trust     98,010,029               6,949,613                 47,787,040   43,273,376
  Interfund borrowings                                                     (1,056,536)    1,056,536
  Guaranteed investment contracts    288,935,607                           288,935,607
  Loans to participants                4,941,740   4,941,740
  TBC Pooled Funds Daily Liquidity        67,912                       4        67,908
                                    ------------  ----------  ----------  ------------  -----------  -----------
     Total investments               391,955,288   4,941,740   6,949,617   287,946,979   48,843,576   43,273,376
                                    ------------  ----------  ----------  ------------  -----------  -----------
Assets available for benefits       $392,347,106  $4,941,740  $6,963,653  $288,110,203  $48,929,222  $43,402,288
                                    ============  ==========  ==========  ============  ===========  ===========



See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      4
SAVINGS AND INVESTMENT PLAN


STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1996
----------------------------------------------------------------------------------------------------------------------

                                                                                        FIXED                   COMPANY
                                                               LOAN        BOND        INCOME       EQUITY       STOCK
                                                 TOTAL         FUND        FUND          FUND        FUND         FUND
                                                 -----         ----        ----        ------       -----        ------
Contributions:
  Employer                                   $  5,359,464  $         -  $  211,000  $  1,927,927  $ 1,474,352  $ 1,746,185
  Employee                                     12,956,687                  611,442     5,179,614    4,261,610    2,904,021
  Loans repaid                                              (2,086,990)     66,617       899,071      585,481      535,821
  Rollover from other qualified plans             392,994                   45,796        33,086      205,038      109,074
                                             ------------  -----------  ----------  ------------  -----------  -----------
      Total contributions                      18,709,145   (2,086,990)    934,855     8,039,698    6,526,481    5,295,101
                                             ------------  -----------  ----------  ------------  -----------  -----------

Earnings on Investments:
  Plan's interest in income of Master Trust    10,509,961                  421,398         1,261   14,388,278   (4,300,976)
  Interest income                              19,313,397      422,481                18,890,916
  Trustee fees                                    (38,253)                    (737)      (27,760)      (4,888)      (4,868)
  Administrative fees                            (252,891)                  (5,080)     (183,020)     (37,200)     (27,591)
                                             ------------  -----------  ----------  ------------  -----------  -----------
      Total earnings on investments, net       29,532,214      422,481     415,581    18,681,397   14,346,190   (4,333,435)
                                             ------------  -----------  ----------  ------------  -----------  -----------

Net transfers between funds                                              1,645,007   (16,245,305)  18,920,456   (4,320,158)
Participant withdrawals                       (37,781,580)    (312,680)   (563,265)  (29,844,720)  (3,831,863)  (3,229,052)
Loans to participants                                        1,685,686     (47,886)     (858,857)    (369,807)    (409,136)
Net transfers between Plans                         2,130                                    358        1,178          594
                                             ------------  -----------  ----------  ------------  -----------  -----------
Net increase (decrease)                        10,461,909     (291,503)  2,384,292   (20,227,429)  35,592,635   (6,996,086)
Assets available for benefits at
 beginning of year                            392,347,106    4,941,740   6,963,653   288,110,203   48,929,222   43,402,288
                                             ------------  -----------  ----------  ------------  -----------  -----------
Assets available for benefits at
 end of year                                 $402,809,015   $4,650,237  $9,347,945  $267,882,774  $84,521,857  $36,406,202
                                             ============  ===========  ==========  ============  ===========  ===========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       5
SAVINGS AND INVESTMENT PLAN



STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1995
----------------------------------------------------------------------------------------------------------------------------



                                                                                        FIXED                    COMPANY
                                                               LOAN        BOND        INCOME       EQUITY        STOCK
                                                 TOTAL         FUND        FUND         FUND         FUND          FUND
                                                 -----         ----        ----        ------       -----        ------
Contributions:
  Employer                                   $  5,756,723  $         -  $  185,623  $  2,661,762  $ 1,036,407  $  1,872,931
  Employee                                     12,875,500                  511,775     6,221,383    2,931,395     3,210,947
  Loans repaid                                              (1,454,867)     49,013       704,899      261,588       439,367
  Rollover from other qualified plans             215,449                   22,100        46,348       99,941        47,060
                                             ------------  -----------  ----------  ------------  -----------  ------------
      Total contributions                      18,847,672   (1,454,867)    768,511     9,634,392    4,329,331     5,570,305
                                             ------------  -----------  ----------  ------------  -----------  ------------

Earnings on Investments:
  Plan's interest in income of Master Trust    21,150,938                  844,826       264,568    9,450,049    10,591,495
  Interest income                              19,905,897      346,424                19,559,473
  Trustee fees                                    (35,227)                    (555)      (26,319)      (3,482)       (4,871)
  Administrative fees                            (175,712)                  (2,459)     (136,650)     (16,188)      (20,415)
                                             ------------  -----------  ----------  ------------  -----------  ------------
      Total earnings on investments, net       40,845,896      346,424     841,812    19,661,072    9,430,379    10,566,209
                                             ------------  -----------  ----------  ------------  -----------  ------------

Net transfers between funds                                                332,359    17,302,474    2,978,628   (20,613,461)
Participant withdrawals                       (19,764,652)    (351,982)   (299,382)  (16,415,743)  (1,155,409)   (1,542,136)
Loans to participants                                        2,936,521     (58,452)   (1,514,939)    (573,357)     (789,773)
Net transfers between Plans                        15,331                    4,746         7,228        1,341         2,016
                                             ------------  -----------  ----------  ------------  -----------  ------------
Net increase (decrease)                        39,944,247    1,476,096   1,589,594    28,674,484   15,010,913    (6,806,840)
Assets available for benefits at
 beginning of year                            352,402,859    3,465,644   5,374,059   259,435,719   33,918,309    50,209,128
                                             ------------  -----------  ----------  ------------  -----------  ------------

Assets available for benefits at
 end of year                                 $392,347,106  $ 4,941,740  $6,963,653  $288,110,203  $48,929,222  $ 43,402,288
                                             ============  ===========  ==========  ============  ===========  ============


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                   6
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF ACCOUNTING

   The Kellogg Company Salaried Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under
   Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by the Plan.

   INVESTMENTS

   All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the assets available for benefits at October 31, 1996 or 1995:


                                       INTEREST           OCTOBER 31,
      DESCRIPTION                        RATE          1996        1995
      Putnam Horizon Managed Synthetic
       GIC Fund                         Variable $ 30,048,621  $28,395,496
      Brundage Story & Rose Managed
       Synthetic GIC Fund               Variable   30,184,431   28,480,679
      Morgan Bank GIC #40                 9.37%             -   34,922,275
      John Hancock GAC #5917-10001        8.82%    40,670,332   56,874,232
      Protective Life Ins. GIC #807-A     6.08%     6,665,585   18,850,129
      Allstate Life Ins. GAC #5686        8.13%    26,089,091   24,127,523
      John Hancock GAC #7606              7.87%    25,310,440   23,463,837
      New York Life GAC #30320002         6.72%    30,310,832            -
      Plan's interest in Master Trust   Variable  130,008,126   98,010,029


   ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

   Net investment income related to the respective investment options is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of assets available for benefit at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

2. PROVISIONS OF THE PLAN

   PLAN ADMINISTRATION


   The Plan is administered by the ERISA Administrative Committee appointed by Kellogg Company.

KELLOGG COMPANY SALARIED                                                      7
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


2. PROVISIONS OF THE PLAN (CONTINUED)

   PLAN PARTICIPATION

   Generally, all salaried employees of Kellogg Company and its U.S. subsidiaries are eligible to participate in the Plan.

   Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

   Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

   VESTING

   Participant account balances are fully vested.

   PARTICIPANT LOANS

   Effective September 1, 1994, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a constant rate equal to one percent over the prime rate in the month the loan begins. Principal and interest are paid ratably through monthly payroll deductions. Loans that are considered to be uncollectible at year end result in the outstanding principal being considered a hardship withdrawal from the participant's plan account.

   PARTICIPANT DISTRIBUTIONS

   Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

   Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

   Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

KELLOGG COMPANY SALARIED                                                      8
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


3. INCOME TAX STATUS

   The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4. MASTER TRUST

   Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

   The Plan has an undivided interest in the assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income.
   Such income allocation is based on the Plan's funds available for investment during the year.

   Master Trust assets at October 31, 1996 and 1995 and the changes in assets for the periods then ended are as follows:

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS                                                9
-------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
    SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                            PENSION PLANS               SAVINGS & INVESTMENT PLANS                  TOTAL
                                      10/31/95         10/31/96          10/31/95       10/31/96          10/31/95        10/31/96
CASH/EQUIVALENTS:                    ------------------------------     ---------------------------     ---------------------------
  Non-Interest Bearing               $     217,156     $      1,316     $     21,959   $        431     $    239,115   $      1,747
  Interest Bearing Cash              $   3,233,903     $  2,771,776     $          0   $          0     $  3,233,903   $  2,771,776
                                     ------------------------------     ---------------------------     ---------------------------
    TOTAL CASH/EQUIVALENTS           $   3,451,059     $  2,773,092     $     21,959   $        431     $  3,473,018   $  2,773,523
                                     ------------------------------     ---------------------------     ---------------------------
RECEIVABLES                          $  43,951,125     $ 60,900,475     $    197,607   $    274,793     $ 44,148,732   $ 61,175,268
                                     ------------------------------     ---------------------------     ---------------------------
GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities    $  39,730,104     $ 50,267,438     $  8,478,055   $  7,389,825     $ 48,208,159   $ 57,657,263
  Short Term U.S. Gov't Securitie    $           0     $          0     $    470,954   $    402,416     $    470,954   $    402,416
  Corporate Debt - Long Term         $  11,602,092     $ 14,301,477     $  2,148,889   $  7,648,217     $ 13,750,981   $ 21,949,694
  Corporate Debt - Short Term        $     820,221     $          0     $    225,136   $     25,139     $  1,045,357   $     25,139
  Corporate Stocks - Preferred       $   1,250,342     $  1,838,037     $          0   $          0     $  1,250,342   $  1,838,037
  Corporate Stocks - Convertible     $   2,821,724     $  5,419,318     $          0   $          0     $  2,821,724   $  5,419,318
  Corporate Stocks - Common          $ 419,250,631     $477,113,443     $209,608,570   $252,507,733     $628,859,201   $729,621,176
  Real Estate Pooled Funds           $  19,350,020     $ 17,810,044     $          0   $          0     $ 19,350,020   $ 17,810,044
  Value of Interest in Pooled Funds  $   2,025,248     $  8,948,629     $    445,059   $    333,995     $  2,470,307   $  9,282,624
  Guaranteed Investment Contracts    $  53,760,024     $ 68,035,400     $          0   $          0     $ 53,760,024   $ 68,035,400
                                     ------------------------------     ---------------------------     ---------------------------
    TOTAL INVESTMENTS                $ 550,610,406     $643,733,786     $221,376,663   $268,307,325     $771,987,069   $912,041,111
                                     ------------------------------     ---------------------------     ---------------------------
    TOTAL ASSETS                     $ 598,012,590     $707,407,353     $221,596,229   $268,582,549     $819,608,819   $975,989,902
                                     ------------------------------     ---------------------------     ---------------------------
PAYABLES                              ($41,486,770)    ($62,117,871)    $          0   $          0     ($41,486,770)  ($62,117,871)
                                     ------------------------------     ---------------------------     ---------------------------
    TOTAL LIABILITIES                 ($41,486,770)    ($62,117,871)    $          0   $          0     ($41,486,770)  ($62,117,871)
                                     ------------------------------     ---------------------------     ---------------------------
    NET ASSETS                       $ 556,525,820     $645,289,482     $221,596,229   $268,582,549     $778,122,049   $913,872,031
                                     ==============================     ===========================     ===========================
Percentage Interest held by the Plan           0.0%             0.0%            44.2%          48.4%            12.6%          14.2%

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS                                                 10
--------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)
                          KELLOGG COMPANY MASTER TRUST
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
 AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                              PENSION PLANS             SAVINGS & INVESTMENT PLANS                TOTAL
                                       10/31/95         10/31/96         10/31/95        10/31/96        10/31/95       10/31/96
                                     -----------------------------     ----------------------------    ---------------------------
Transfer of Assets Into
  Investment Account                 $ 39,000,063     $ 60,000,541     $270,373,840    $471,493,020    $309,373,903   $531,493,561
Earnings on Investments
  Interest                           $ 11,111,429     $  7,804,578     $  1,341,964    $  1,153,223    $ 12,453,393   $  8,957,801
  Dividends                          $  3,457,702     $  2,789,517     $  3,259,625    $  2,829,397    $  6,717,327   $  5,618,914
  Corporate Actions                  $      6,150     $  1,597,268     $          0    $          0    $      6,150   $  1,597,268
  Pooled Fund Distributions          $  1,824,378     $  4,177,043     $          0    $          0    $  1,824,378   $  4,177,043
  Miscellaneous                      $        661     $        125     $          0    $          0    $        661   $        125
  Net Realized Gain/(Loss)           $  7,153,214     $ 26,178,076     $  9,849,022    $ 18,018,388    $ 17,002,236   $ 44,196,464
                                     -----------------------------     ----------------------------    ---------------------------
TOTAL ADDITIONS                      $ 62,553,597     $102,547,148     $284,824,451    $493,494,028    $347,378,048   $596,041,176
                                     -----------------------------     ----------------------------    ---------------------------
Transfer of Assets Out of
  Investment Account                  ($9,692,814)    ($38,227,387)   ($325,217,232)  ($437,982,138)  ($334,910,046) ($476,209,525)
Fees and Commissions                  ($1,036,664)     ($1,487,578)        ($32,385)       ($58,996)    ($1,069,049)   ($1,546,574)
                                     -----------------------------     ----------------------------    ---------------------------
TOTAL DISTRIBUTIONS                  ($10,729,478)    ($39,714,965)   ($325,249,617)  ($438,041,134)  ($335,979,095) ($477,756,099)
                                     -----------------------------     ----------------------------    ---------------------------
Change in Unrealized Appreciation    $ 51,175,245     $ 25,931,479     $ 34,283,639     ($8,466,574)   $ 85,458,884   $ 17,464,905
                                     -----------------------------     ----------------------------    ---------------------------
NET CHANGE IN ASSETS                 $102,999,364     $ 88,763,662      ($6,141,527)   $ 46,986,320    $ 96,857,837   $135,749,982
Net Assets at Beginning of Year      $453,526,456     $556,525,820     $227,737,756    $221,596,229    $681,264,212   $778,122,049
                                     -----------------------------     ----------------------------    ---------------------------
Net Assets at End of Year            $556,525,820     $645,289,482     $221,596,229    $268,582,549    $778,122,049   $913,872,031
                                     =============================     ============================    ===========================

KELLOGG COMPANY SALARIED                                                     11
SAVINGS AND INVESTMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1996
-------------------------------------------------------------------------------


                                                              MARKET     UNREALIZED
SECURITY DESCRIPTION                     COST     PRICE       VALUE      GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                $  5,386,548   1.00  $  5,386,548  $   -
Loans to participants                   4,650,237   1.00     4,650,237
Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate      30,184,431   1.00    30,184,431
John Hancock GAC #5917-10001
 8.82% 6/1/97                          40,670,332   1.00    40,670,332
Protective Life Ins. GIC #807-A
 6.08% 1/31/97                          6,665,585   1.00     6,665,585
Provident Life GAC #627-05437-01A
 6.24% 6/30/97                         14,949,623   1.00    14,949,623
Principal Mutual GAC #4-11730-01
 5.30% 12/1/98                          8,703,007   1.00     8,703,007
Putnam Horizon Managed Synthetic
 GIC Variable Rate 6/1/99              30,048,621   1.00    30,048,621
Peoples Security Ins Co #BDA00379FR
 5.15% 12/1/97                          9,059,903   1.00     9,059,903
Allstate Life Insurance GAC #5686
8.13% 12/1/98                          26,089,091   1.00    26,089,091
Commonwealth Life #ADA00668FR
 7.64% 6/1/98                          16,586,859   1.00    16,586,859
John Hancock GAC #7606
 7.87% 12/1/98                         25,310,440   1.00    25,310,440
Commonwealth Life GIC
 6.19% 6/1/98                           7,121,328   1.00     7,121,328
Metropolitan Life GIC
6.27% 6/1/99                           11,226,304   1.00    11,226,304
New York Life GIC
 6.20% 6/1/98                           5,442,588   1.00     5,442,588
New York Life #GA3032002
 6.72% 6/1/00                          30,310,832   1.00    30,310,832
                                     ------------         ------------  ----------
                                     $272,405,729         $272,405,729  $   -
                                     ============         ============  ==========

KELLOGG COMPANY SALARIED                                                     12
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1996
-------------------------------------------------------------------------------




                                   AMOUNT RECEIVED
                                   DURING REPORTING
                        ORIGINAL        YEAR             UNPAID                 TERMS                   AMOUNT OVERDUE
 IDENTITY AND ADDRESS   AMOUNT    -------------------  BALANCE AT  ----------------------------------  -------------------
      OF OBLIGOR        OF LOAN   PRINCIPAL  INTEREST   YEAR END   LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST

Christine M. Chalovich   $ 7,500     $1,208      $218      $4,202   10/31/94       8.8%      10/31/97    $ 4,202    $  123
608 Rockcrossing Lane
Allen, TX 75002

Michael Lastra             7,000        203        86       5,628   09/30/94        8.8%      09/30/99      5,628        82
1440 Greenfield Circle
Pinole, CA 94564

Paul M. Cannella          50,000      1,305       807      48,695   12/31/95        9.8%      12/31/00     48,695     1,978
67 Paumanake Avenue
Babylon, NY 11702

Michael A. Cramer          7,000        523       191       5,193   08/31/94        8.3%      08/31/99      5,193       250
499 Nixon Road
Cheswick, PA 15024

Wendy Baum                 2,000      1,027        17         182   09/30/94        8.8%      09/30/96        182        11
9946 Aloma Bend Lane
Ovedo, FL 32765

Thomas A. Lawrence        10,500        309       119       8,265   08/31/94        8.3%      08/31/99      8,265       568
1322 Scott Road
Papillion, NE 68046


KELLOGG COMPANY SALARIED                                                  13
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1996
----------------------------------------------------------------------------



                                             AMOUNT RECEIVED
                                            DURING REPORTING
                                 ORIGINAL        YEAR             UNPAID                 TERMS                   AMOUNT OVERDUE
 IDENTITY AND ADDRESS            AMOUNT    -------------------  BALANCE AT  ----------------------------------  -------------------
      OF OBLIGOR                 OF LOAN   PRINCIPAL  INTEREST   YEAR END   LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST

Robyn R. Daly                     $ 1,800       $245      $ 39      $  956   08/31/94      8.3%     08/31/97     $  956      $ 40
2582 Marcia Drive
Lawrenceville, GA 30244

Anita J. Lewis                      3,000        172        51       2,172   09/30/94      8.8%     09/30/98      2,172       143
840 117th Terrace North, Apt. 6
St. Petersburg, FL 33716

Rhonda J. Haynes                    3,647          -         -       3,647   07/31/96      9.3%     07/31/01      3,647         -
515 Stonegate Circle
Schaumburg, IL 60193

Frank S. Gant                       2,000        284       103       1,349   08/31/94      8.3%     08/31/99      1,349       182
16094 Harden Circle
Southfield, MI 48075

Gregory A. Chapman                 10,000        295       113       8,020   08/31/94      8.3%     08/31/99      8,020       496
2161 E. Gore Road
Erie, PA 16510

Archie L. Moore                     5,000        217        92       4,020   10/31/94      8.8%     10/31/99      4,020       235
3342 Desertwood Lane
San Jose, CA 95132


KELLOGG COMPANY SALARIED                                                     14
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1996




                                             AMOUNT RECEIVED
                                            DURING REPORTING
                                 ORIGINAL        YEAR             UNPAID                 TERMS                   AMOUNT OVERDUE
 IDENTITY AND ADDRESS            AMOUNT    -------------------  BALANCE AT  ----------------------------------  -------------------
      OF OBLIGOR                 OF LOAN   PRINCIPAL  INTEREST   YEAR END   LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST

Randall K. Abrahmas           $10,000       $290      $123      $8,041      09/30/94        8.8%     09/30/99     $8,041      $587
3174 62nd Street
Saugatauck, MI 49453

Erick V. Lashley                6,000        837       438       4,767       4/30/95       10.0%     04/30/00      4,767         -
Marriott Residence Inn 1901
201 East Walton
Chicago, IL 60611

Debra E. Lendino                6,000        177       141       5,508      05/31/95       10.0%     05/31/00      5,508       321
5435 N. Dakia
Chicago, IL 60641

Charlene J. Cribbs             20,130          -         -      17,322      08/31/94        8.3%     08/31/99     17,322     1,310
49 Rose Street
Battle Creek, MI 49017

David M. Boles                 50,000          -         -      44,460      08/31/94        8.3%     08/31/99     44,460     3,057
14672 Bower Road
Bellevue, MI 49021

Kathey A. Stayner               3,950        239        31       1,986      09/30/94        8.8%     09/30/96      1,986       145
7074 S. 34th Street
Scotts, MI 49088


KELLOGG COMPANY SALARIED                                                  15
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1996
-----------------------------------------------------------------------------



                                       AMOUNT RECEIVED
                                       DURING REPORTING
                           ORIGINAL        YEAR             UNPAID                 TERMS                    AMOUNT OVERDUE
 IDENTITY AND ADDRESS      AMOUNT    -------------------  BALANCE AT  ----------------------------------  -------------------
    OF OBLIGOR            OF LOAN   PRINCIPAL  INTEREST   YEAR END   LOAN DATE  INTEREST RATE  MATURITY   PRINCIPAL  INTEREST

Dale Taplin              $32,000     $  545       463     $28,892   02/28/95         9.5%      02/28/00    $28,892    $2,059
6019 Cypress
Portage, MI 49002

David H. King             10,915          -         -       9,720   09/30/94         8.8%      09/30/99      9,720       142
260 N. Wood Street
Battle Creek, MI 49017

Donald E. Oliver          15,000      1,814       634      10,435   08/31/94         8.3%      08/31/99     10,435       215
9507 2 1/2 Mile Road
East Leroy, MI 49051

Herbert L. Payne          50,000      1,341       784      45,366   04/30/95        10.0%      04/30/00     45,366     3,478
4996 Whitworth
Memphis, TN 38116

Gloston Anderson, Jr.     20,000        589       227      15,743   08/31/94         8.3%      08/31/99     15,743     1,083
439 Dreger Avenue
Memphis, TN 38109

Gary H. Bishop            12,500        368       142       9,839   08/31/94         8.3%      08/31/99      9,839       271
4874 Harvest Knoll
Avenue Germantown,
TN 38125


KELLOGG COMPANY SALARIED                                                 16
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1996
---------------------------------------------------------------------------



                                           AMOUNT RECEIVED
                                          DURING REPORTING
                               ORIGINAL        YEAR             UNPAID                 TERMS                    AMOUNT OVERDUE
 IDENTITY AND ADDRESS           AMOUNT    -------------------  BALANCE AT  ----------------------------------  -------------------
    OF OBLIGOR                 OF LOAN   PRINCIPAL  INTEREST   YEAR END   LOAN DATE  INTEREST RATE  MATURITY   PRINCIPAL  INTEREST

Jean A. Cisler                  $ 1,200     $   99        10      $  576   10/31/94         8.8%    10/31/96     $  576      $ 33
6711 S. 49th Avenue
Omaha, NE 68117

Ronald C. Clark                  10,000      1,640       465       6,174  09/30//94         8.8%    09/30/98      6,174        45
5190 S.W. Greenwood
Tualatin, OR 97062

Lynn Beeson                       2,300         36        38       2,235   07/31/95        10.0%    07/31/00      2,235       205
180 San Tomas Aquino Road #19
Campbell, CA 95008

Cheryl H. Washington              2,040         56        29       1,792   02/28/95         9.5%    02/28/00      1,792        28
7617 Halliday Avenue
Oakland, CA 94605

Barry A. Yerman                  10,000        398       239       9,209   06/30/95        10.0%    06/30/00      9,209       307
6849 Penguin Street
Ventura, CA 93003

Anne E. Jones-Schlagel            3,600         61        52       3,200   02/28/95         9.5%    02/28/00      3,200       228
461 Pismo Court
Livermore, CA 94550


KELLOGG COMPANY SALARIED                                                      17
SAVINGS AND INVESTMENT PLAN


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1996 (1)
-------------------------------------------------------------------------------

                             CURRENT VALUE AT TRANSACTION DATE
                             ------------------------------------  COST OF       NET
                             NET                NET                SECURITIES  REALIZED
IDENTITY OF ISSUE            PURCHASE PRICE     SALES PRICE         SOLD        GAIN

New York Life GA 3032002
 6.720% 6/1/00                  $35,583,846       $    -            $    -         $ -

Morgan Bank GIC #40
 9.370% 6/1/96                                    31,251,206          31,251,206

John Hancock GAC #5917-0001
 8.30% 6/1/95                                     20,832,312          20,832,312


(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1995.